Exhibit 10.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization (this “Agreement”) is entered into as of April __, 2021 by and among I-ON DIGITAL CORP., a corporation organized under the laws of the State of Delaware (the “Company”), CDI ACQUISITION CORP., a Delaware corporation (“Acquisition”), CARDIO DIAGNOSTICS, INC., a corporation organized under the laws of the State of Delaware (“CDI”), and the shareholders of CDI (the “CDI Shareholders”) The Company, Acquisition, CDI and the CDI Shareholders are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Company is a Delaware corporation with 35,030,339 shares of common stock, par value $0.0001, issued and outstanding (the “I-On Common Stock”) and whose shares are quoted on over-the-counter stock markets under the symbol “IONI.”

WHEREAS, Acquisition is a wholly-owned subsidiary of the Company with 1,000 shares of common stock, par value $0.0001 per share (the “Acquisition Stock”) issued and outstanding.

WHEREAS, CDI is a Delaware corporation with 1,123,268 shares of common stock, par value $0.0001, issued and outstanding (the “CDI Shares”).

WHEREAS, the Board of Directors of each of the Company, Acquisition, and CDI have determined that it is fair to, and in the best interests of, their respective companies and shareholders for Acquisition to be merged with and into CDI, with CDI as the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth herein.

WHEREAS, the Board of Directors of each of the Company, Acquisition and CDI shall approve the Merger in accordance with the Delaware General Corporation Law (“DGCL”) and upon the terms and subject to the conditions set forth herein, and in the Certificate of Merger attached as Exhibit A hereto (the “Certificate of Merger”).

WHEREAS, simultaneously with the Merger, all of the equity interests in I-On Communications, Ltd., a company organized under the laws of the Republic of South Korea (“Communications”) and a wholly owned subsidiary of the Company, shall be transferred by the Company to certain other shareholders of the Company (collectively, the “Communications Shareholders”) in exchange for the return of Twenty Million (20,000,000) shares of the I-On Common Stock held by the Communications Shareholders (the “Exchange Shares”), as more fully set forth in that certain Equity Transfer Agreement attached hereto as Exhibit B (the “Transfer Agreement”).

WHEREAS, prior to the consummation of the transactions contemplated in this Agreement, the requisite threshold of the Company’s shareholders shall have approved, and as such the Company shall have filed a Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission for the approval of (a) the consummation of the transactions contemplated by the Transfer Agreement, (b) the name change of the Company to [“Cardio Diagnostics Holdings, Inc.”] and (c) the reverse split of the number of outstanding I-On shares on the basis of one share per every ten (10) to fifteen (15) shares of I-On Common Stock outstanding (the “Reverse Split” and collectively, with (a) and (b), the “Reorganization”).

WHEREAS, simultaneously in connection with the consummation of the transactions contemplated by this Agreement, Jae Cheol Oh (“Jae”) shall sell to  CDI 500,000 shares of I-On Common Stock held by Jae for a purchase price of $250,000, as more fully set forth on that certain Stock Purchase Agreement attached hereto as Exhibit C (the “Jae Purchase Agreement”).

WHEREAS, at the Effective Time (as hereinafter defined), and as more fully set forth in Section 1.6 of this Agreement, all of the equity in CDI held by the CDI Shareholders shall be converted into the right to receive 25,000,000 newly issued I-On Shares, to be issued to the CDI Shareholders in accordance with their pro rata ownership of CDI, and after completion of all of the transactions contemplated by this Agreement, after the consummation of the Transaction the CDI Shareholders shall be the majority shareholders of the Company.

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), as determined in good faith by the Company and CDI.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PLAN OF MERGER

1.1. Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition shall be merged with and into CDI in accordance with the provisions of the DGCL. At the Effective Time, the separate legal existence of Acquisition shall cease and CDI shall be the surviving entity in the Merger (sometimes hereinafter referred to as the “Surviving Company”) and shall continue its existence under the laws of the State of Delaware.

1.2. Effective Time. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the Delaware. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

1.3. Closing. The closing of the Merger (the “Closing”) shall occur upon mutual satisfaction by the Parties of the closing conditions set forth in Articles V and VII hereof (the “Closing Date”). The Closing shall occur by the exchange of signatures, or at any location as determined by the Parties. At the Closing, all of the documents, certificates, agreements, and instruments referenced in Section 1.10 will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

1.4. Certificate of incorporation, Bylaws and Officers of the Surviving Company.

(a) The Certificate of Incorporation of CDI, as in effect immediately prior to the Effective Time, attached as Exhibit D hereto, shall be the Certificate of Incorporation of the Surviving Company from and after the Effective Time until amended in accordance with applicable law and such Certificate of Incorporation.

(b) The Bylaws of CDI, as in effect immediately prior to the Effective Time in the form attached as Exhibit E hereto, shall be the Bylaws of the Surviving Company from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Company, and such Bylaws.

(c) The officers listed in Exhibit F hereto shall comprise the officers of the Company and each shall hold their respective office or offices from and after the Effective Time until a successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or Bylaws of the Company.

1.5. Assets and Liabilities. At the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition and CDI (collectively, the “Constituent Companies”); and all the rights, privileges, powers and franchises of each of the Constituent Companies, and all property, real, personal and mixed, and all debts due to any of the Constituent Companies on whatever account, as well as all other things in action or belonging to each of the Constituent Companies, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Company as they were of the several and respective Constituent Companies, and the title to any real estate vested by deed or otherwise in either of such Constituent Companies shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Companies shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Companies shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.6. Manner and Basis of Converting Equity. At the Effective Time:

(a) By virtue of the Merger and without any action on the part of the shareholders of the Company all of the shares of Acquisition Stock, outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such proportionate number of CDI Shares, so that at the Effective Time, the Company shall be the holder of all of the issued and outstanding CDI Shares; and

(b) all of the CDI Shares issued and outstanding immediately prior to the Effective time shall be converted into the right to receive: Twenty-Five Million (25,000,000) newly-issued shares of I-On Common Stock (the “Merger Shares”).

(c) From and after the Effective Time, all such CDI Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of CDI Shares shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 1.6 therefor upon the surrender of such CDI Shares in accordance with Section 2.2.

(d) Adjustment to Stock Consideration. The applicable Merger Shares shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into the Merger Shares), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time; provided, however, that it is acknowledged and agreed that the Reverse Split shall have been deemed to occur prior the consummation of this transaction and as such shall not adjust the number of Merger Shares provided herein.

1.7. Surrender and Exchange of Certificates. Promptly after the Effective Time and upon surrender of a certificate or certificates representing the CDI Shares that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for the Company stating that such CDI Shareholders have lost their certificate or an affidavit or that such certificates have been destroyed, the Company shall cause its transfer agent (the “Transfer Agent”) to issue to the CDI Shareholders surrendering such certificate(s) or affidavit, a certificate or certificates registered in the name of such CDI Shareholders representing the number of shares of the Merger Shares as instructed by CDI at the Effective Time. Until the certificate(s) is or are surrendered, each certificate(s) that immediately prior to the Effective Time represented any outstanding shares of CDI Shares shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid pro rata portion of the Merger Shares as specified in Section 1.6(b) for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the DGCL.

(a)          Full Satisfaction.  All Merger Shares paid to the CDI Shareholders in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of CDI Common Stock formerly represented by such CDI Shareholders, and from and after the Effective Time, there shall be no further registration of transfers of shares of CDI Common Stock on the stock transfer books of the Surviving Company. If, after the Effective Time, certificates or book-entry shares for CDO Common Stock are presented to the Company or the Surviving Company, they shall be cancelled and exchanged as provided in this Section 1.6.

(b)          No Fractional Shares.  No fractional shares of I-On Common Stock shall be issued upon the surrender of CDI Common Stock for exchange, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Company. Notwithstanding anything to the contrary contained herein, each holder of CDI Common Stock who would otherwise have been entitled to receive a fractional share of I-On Common Stock (after taking into account all CDI Common Stock owned by such Person) as a result of the Merger shall receive, in lieu thereof, an additional share of I-On Common Stock rounded up to the nearest whole share.

1.8. The Company Capital Stock. The Company agrees that it will cause the Merger Shares at the Effective Time pursuant to Section 1.6(b) to be available for such purposes. The Company further covenants that at the Closing, and including the issuance of the Merger Shares, the retirement and cancellation of the Exchange Shares and the effectuation of the Reverse Split on a 1 for 10 or 1 to 15 basis. There will be approximately 26,203,034 shares of the I-On Common Stock issued and outstanding, and that, no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities shall be issued or outstanding.

1.9. Operation of Surviving Company. CDI acknowledges that upon the effectiveness of the Merger, and the compliance by the Company and Acquisition with their respective duties and obligations hereunder, the Company shall have the absolute and unqualified right to deal with the assets and business of the Surviving Company as its own property subject only to the limitations on the disposition or use of such assets or the conduct of such business as existed prior to the Merger.

1.10. Appointment of Officers and Directors. Simultaneously upon consummation of the Closing, the persons set forth on Exhibit G shall be appointed to serve as the Company’s officers and directors as set forth opposite each of their names to serve until such time as provided in the Bylaws of the Company.

1.12. Closing Events. At the Closing, each of the respective parties shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all officers’ certificates, opinions, financial statements, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.4, 5.6, 6.2, 6.4 and 6.5, together with such other items as may be reasonably requested by the parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier.

1.13. Exemption From Registration. The Company and CDI intend that the Merger Shares to be issued pursuant to the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) and from the qualification and registration requirements of any applicable state “Blue Sky” or securities laws.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF CDI

CDI represents and warrants to the Company, to the knowledge of CDI, that the following representations and warranties in this Article II are true and complete as of the date hereof and as of the Closing Date (or in the case of representations and warranties that by their terms speak as of a specified date, as of such specified date), subject to the exceptions disclosed in the disclosure schedules attached hereto (the “Schedules”) (referencing the appropriate section and subsection numbers of this Agreement; provided, however, that the information set forth in one section or subsection of the Schedules shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably material to a Company on the face of such disclosure), which exceptions shall be deemed to be part of, and qualifications to, the representations and warranties contained in this Article II. For purposes of this Article II, the phrase “to the knowledge of CDI” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of CDI immediately before the Closing.

2.1. Organization. CDI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. CDI has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an CDI Material Adverse Effect (as hereinafter defined). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CDI’s organizational documents. CDI has taken all action required by laws, its organizational documents, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. CDI has full power, authority, and legal right and has taken or will take all action required by law, its organizational, and otherwise to consummate the transactions herein contemplated. For purposes of this Agreement, “CDI Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of CDI or its subsidiaries taken as a whole.

2.2. Capitalization. As of the date of this Agreement, CDI’s authorized capital stock consists of 2,300,000 shares, par value $0.0001 of which 1,123,268 shares are issued and outstanding. All of the issued and outstanding CDI Shares are duly authorized, validly issued, fully paid, nonassessable and free of all pre-emptive rights. There are no other classes of equity, notes, or other indebtedness convertible into CDI Common Stock, outstanding or authorized options, warrants, rights, agreements, or commitments to which CDI is a party or which are binding upon CDI providing for the issuance or redemption of any of its membership interests. Except as set forth on Schedule 2.2 hereto, there are no agreements to which CDI is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of CDI. To the knowledge of CDI, there are no agreements among other parties to which CDI is a party and by which it is bound with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of CDI. All of the issued and outstanding CDI Shares were issued in compliance with applicable federal and state securities laws.

2.3. Financial Statements.

(a) CDI shall have prepared and shall have delivered to the Company audited financial statements for the two fiscal years ended December 31, 2019 and  December 31, 2020 which shall have been prepared in conformity with generally accepted accounting principles consistently applied and shall be the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company (the “CDI Audited Financial Statements”).  In addition, and on the Closing, CDI shall have prepared unaudited financial statements and notes thereto for the fiscal quarter closing within 60 days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which shall have been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and have been reviewed by CDI’s independent certified public accountants (the “CDI Unaudited Financial Statements” and, collectively with the CDI Audited Financial Statements, the “CDI Financial Statements”).

(b) CDI has filed all income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(c) CDI has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which CDI may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(d) No deficiency for any taxes has been proposed, asserted or assessed against CDI. There has been no tax audit, nor has there been any notice to CDI by any taxing authority regarding any such tax audit, or, to the knowledge of CDI, is any such tax audit threatened with regard to any taxes or CDI tax returns. CDI does not expect the assessment of any additional taxes of CDI for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of CDI.

(e) The books and records, financial and otherwise, of CDI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4. Disclosure. No representation or warranty by CDI contained in this Agreement or in any of the agreements or other documents executed pursuant to this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of CDI pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. CDI has disclosed to the Company all material information relating to the business of CDI or the transactions contemplated by this Agreement.

2.5. Undisclosed Liabilities. CDI has no material liability (whether known, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities which have arisen in the Ordinary Course of Business (as hereinafter defined) and (b) contractual and other liabilities incurred in the Ordinary Course of Business. As used in this Article II, “Ordinary Course of Business” means the ordinary course of CDI’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.6. Absence of Certain Changes or Events. Except as set forth in this Agreement, Schedule 2.6 hereto, since the date of the latest balance sheet included in the CDI Financial Statements:

(a) except in the Ordinary Course of Business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of CDI; or (ii) any damage, destruction, or loss to CDI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CDI; and

(b) CDI has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the Ordinary Course of Business; (ii) paid any material obligation or liability not otherwise in the Ordinary Course of Business (absolute or contingent) other than current liabilities reflected in or shown on the most recent CDI balance sheet, and current liabilities incurred since that date in the Ordinary Course of Business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the Ordinary Course of Business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the Ordinary Course of Business if such amendment or termination is material, considering the business of CDI; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7. Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of CDI, threatened by or against CDI, or affecting CDI, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which CDI is a party or to which any of its properties or operations are subject.

2.9. Contracts. CDI has provided, or will provide the Company, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which CDI is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10. Compliance With Laws and Regulations. CDI has complied with all applicable statutes and regulations of any federal, state, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CDI.

2.11. Approval of Agreement. The Board of Directors of CDI (the “CDI Directors”) and the CDI Shareholders will have authorized the execution and delivery of this Agreement by CDI and will have approved the transactions contemplated hereby prior to the Closing. This Agreement has been duly and validly executed and delivered by CDI and constitutes a valid and binding obligation of CDI, enforceable against CDI in accordance with its terms.

2.12. Title and Related Matters. CDI has good and marketable title to all of its properties, interest in properties, and assets, real and personal, free and clear of all liens, pledges, charges, or encumbrances except statutory liens or claims not yet delinquent, those arising in the Ordinary Course of Business, and those disclosed in Schedule 2.12 hereto.

2.13. Governmental Authorizations. CDI has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CDI of this Agreement and the consummation by CDI of the transactions contemplated hereby.

2.14. Continuity of Business Enterprises. CDI has no commitment or present intention to liquidate CDI or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.15. CDI Shareholders. The CDI Shareholders have full right, power, and authority to transfer, assign, convey, and deliver their respective CDI Shares; and delivery of such CDI Shares at the Closing will convey to the Company good and marketable title to such CDI Shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such CDI Shares being held by the Company.

2.16. No Brokers. Except as set forth as Schedule 2.6, CDI has not entered into any contract with any person, firm or other entity that would obligate CDI or the Company to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated hereby.

2.17. Subsidiaries. Except as set forth as Schedule 2.17, CDI has no subsidiaries.

2.18. Intellectual Property. CDI owns or has the right to use all Intellectual Property (as hereinafter defined) necessary (a) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by CDI to other parties (together, the “Customer Deliverables”) and (b) to operate the internal systems of CDI that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the “Internal Systems”). The Intellectual Property owned by or licensed to CDI and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the “CDI Intellectual Property”). Each item of CDI Intellectual Property will be owned or available for use by the Company immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. CDI has taken all reasonable measures to protect the proprietary nature of each item of CDI Intellectual Property. To the knowledge of CDI, (i) no other person or entity has any rights to any of CDI Intellectual Property owned by CDI except pursuant to agreements or licenses entered into by CDI and such person in the ordinary course, and (ii) no other person or entity is infringing, violating or misappropriating any of CDI Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all patents and patent applications, copyrights and registrations thereof, computer software, data and documentation, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, trademarks, service marks, trade names, domain names and applications and registrations therefor, and other proprietary rights relating to any of the foregoing.

2.19. Certain Business Relationships With Affiliates. Except as set forth in Schedule 2.19 hereto, or as contemplated by employment agreements, consulting agreements and the agreements contemplated by the transactions contemplated by this Agreement, no affiliate of CDI (a) owns any property or right, tangible or intangible, which is used in the business of CDI, (b) has any claim or cause of action against CDI, or (c) owes any money to, or is owed any money by, CDI.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF THE COMPANY AND ACQUISITION

The Company and Acquisition represent and warrant to CDI that the following representations and warranties in this Article III are true and complete as of the date hereof and as of the Closing Date (or in the case of representations and warranties that by their terms speak as of a specified date, as of such specified date), subject to the exceptions disclosed in the disclosure schedules attached hereto (the “Schedules”) (referencing the appropriate section and subsection numbers of this Agreement; provided, however, that the information set forth in one section or subsection of the Schedules shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably Company on the face of such disclosure), which exceptions shall be deemed to be part of, and qualifications to, the representations and warranties contained in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Company,” “to the knowledge of Acquisition,” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company or Acquisition, as applicable, immediately before the Closing.

3.1. Organization.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Reports (as hereinafter defined) are complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Certificate of Incorporation or Bylaws. The Company has taken all action required by law, its Certificate of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, Bylaws, or otherwise to consummate the transactions contemplated hereby.

(b) Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Attached hereto as Exhibits H and I, respectively, are complete and correct copies of the Certificate of Incorporation and Bylaws of Acquisition, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Acquisition’s Certificate of Incorporation or Bylaws. Acquisition has taken all action required by law, its Certificate of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Acquisition has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, Bylaws, or otherwise to consummate the transactions contemplated hereby.

3.2. Capitalization.

(a) As of the date of this Agreement, the Company’s authorized capital stock consists of 110,000,000 shares, par value $0.0001 of which 100,000,000 are designated as I-On Common Stock of which 35,030,339 shares are outstanding and 10,000,000 shares are designated blank check preferred stock of which no shares are issued and outstanding.  There are no outstanding or authorized options, warrants, rights, agreements, or commitments to which the Company is a party, or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. There are no agreements among other parties to which the Company is a party and by which it is bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of the Common Stock were issued in compliance with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant this Agreement, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all pre-emptive rights.

(b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.0001 per share, of which 100 shares will be issued and outstanding. All of the issued and outstanding shares of common stock of Acquisition are owned by the Company. All the issued and outstanding shares of common stock of Acquisition are duly authorized, validly issued, fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Acquisition is a party or which are binding upon Acquisition providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Acquisition. There are no agreements to which Acquisition is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Acquisition.

(c) Acquisition is a wholly-owned subsidiary of the Company that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date.

3.3. Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (collectively, the “Company Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (d) are consistent with the books and records of the Company.

3.4. Securities Act and Exchange Act Filings. The Company has furnished or made available to CDI complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and (b) all other reports filed by the Company under Section 13 or 15(d) of the Exchange Act and all proxy or information statements filed by the Company under subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 2017 (such documents are collectively referred to herein as the “Company Reports”). The Company Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from July 3, 2013 through the date of this Agreement. The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. Each the Company Report filed under the Exchange Act was filed on or before its due date (if any) or within the applicable extension period provided under the Exchange Act. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5. Undisclosed Liabilities. Except as set forth in the Company Financial Statements, neither the Company nor any Subsidiary has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Reports, (d) liabilities which have arisen since the date of the Company Reports in the Ordinary Course of Business (as hereinafter defined) and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. As used in this Article III, “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

3.6. Absence of Certain Changes or Events. Except as set forth in this Agreement, Schedule 3.6 hereto, or in the Company Reports, since the date of the latest balance sheet included in the Company Reports:

(a) there has not been any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of the Company or Acquisition (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Company or Acquisition;

(b) neither the Company nor Acquisition has (i) amended its Certificate of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company or Acquisition; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c) neither the Company nor Acquisition has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the Ordinary Course of Business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company Reports and current liabilities incurred since that date in the Ordinary Course of Business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $25,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $25,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company or Acquisition; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d) to the knowledge of the Company, it has not become subject to any statute or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Company; and

(e) to the knowledge of Acquisition, it has not become subject to any statute or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Acquisition.

3.7. Title and Related Matters. The Company has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Company Reports or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all liens, pledges, charges, or encumbrances except:

(a) statutory liens or claims not yet delinquent;

(b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c) as described in the Company Reports.

3.8. Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by or against or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as specifically disclosed in the Company Reports.

3.9. Contracts. The Company is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in the Company Reports.

3.10. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which it or any of its assets or operations are subject.

3.11. Governmental Authorizations. Except as disclosed in the Company Reports, the Company is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

3.12. Compliance With Laws and Regulations. Except as disclosed in the Company Reports, the Company:

(a) is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any governmental entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined);

(b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c) has not, and the past and present officers, directors and affiliates of the Company have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e) has not, and the past and present officers, directors and affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

(f) does not and will not immediately prior to the Closing, have any liabilities, contingent or otherwise and is not a party to any executory agreements;

(g) is not a “blank check company” as such term is defined by Rule 419 adopted under the Securities Act; and

(h) is not a “shell company” as such term is defined by Rule 12b-2 adopted under the Exchange Act.

For purposes of this Agreement, a “Company Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company or its subsidiaries taken as a whole.

3.13. Insurance. The Company’s policies provide adequate and customary coverage for the operation of the Company’s business as currently operated and are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party or by which any of the assets of Seller are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and Seller has complied with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller its intention to cancel, or alter the coverage under such policies. All applications for such policies are accurate in all material respects. The Company does not have any claim pending against any of the insurance carriers under such policies and there has been no actual or alleged occurrence of any kind which would give rise to any such claim and the Company has not made any claims under any policy at any time, except for those specified claims set forth on Schedule 3.13.

3.14. Approval of Agreement. At the Closing, the board of directors of the Company (the “Company Board”) and the Shareholders of Acquisition shall have authorized the execution and delivery of this Agreement by the Company and Acquisition and have approved this Agreement and the transactions contemplated hereby.

3.15. Material Transactions With Affiliates. Except as disclosed herein and in the Company Reports, there exists no material contract, agreement, or arrangement between the Company and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by the Company to own beneficially any common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof.

3.16. Employment Matters. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Company Material Adverse Effect. None of the Company’s or any of its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.17. No Brokers. The Company has not entered into any contract with any person, firm or other entity that would obligate CDI or the Company to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

3.18. Subsidiaries. The Company’s subsidiaries are set forth on Schedule 3.18.

3.19. Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. the Company has disclosed to CDI all material information relating to the business of the Company or the transactions contemplated by this Agreement.

ARTICLE IV
SPECIAL COVENANTS

4.1. Current Report. In connection with the execution of the Agreement, the Company shall file a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”). The Company shall cause the Current Report to be filed with the SEC no later than four (4) business days of the execution of the agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

4.2. Proxy Statement.

(a)    As promptly as practicable after the date of this Agreement, the Company shall prepare, and following receipt of the Company Audited Financial Statements, file with the SEC a proxy statement relating to the Company Stockholder Meeting to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Each of the Parties shall reasonably cooperate with the other party and furnish, and cause its Representatives to furnish all information concerning itself and their Affiliates, as applicable, to the other Parties as the other Parties may reasonably request in connection with such actions and the preparation of the Proxy Statement. Without limiting the foregoing, each of the Company and CDI will use commercially reasonable efforts to cause to be delivered to the Company and CDI a letter of such company’s independent accounting firm, dated no more than two (2) Business Days before the date on which the definitive Proxy Statement is filed with the SEC (and reasonably satisfactory in form and substance to the Company and CDI), that is customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.

(b)   the Company covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  CDI covenants and agrees that the information supplied by or on behalf of CDI, concerning itself or its Affiliates, to the Company for inclusion in the Proxy Statement (including the CDI Financial Statements) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither party makes any covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the other party or its Subsidiaries or any of their Representatives regarding such other party or its Affiliates, for inclusion therein.

(c)    the Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Proxy Statement has been filed with the SEC and either (i) the SEC has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten (10) days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon, or indicating that it intends to review, the Proxy Statement, all in compliance with applicable U.S. federal securities laws and the DGCL. If the Company, Acquisition or CDI become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Company stockholders.

(d)    CDI shall reasonably cooperate with the Company and provide, and cause its Representatives to provide, the Company and its Representatives, with all true, correct and complete information regarding the Company or its Subsidiaries that is required by Law to be included in the Proxy Statement or reasonably requested by the Company to be included in the Proxy Statement.

(e)    As promptly as reasonably practicable following the date of this Agreement (i) CDI will furnish to the Company the CDI Financial Statements, suitable for inclusion in the Proxy Statement and prepared in accordance with GAAP as applied on a consistent basis (unless otherwise noted therein throughout the periods indicated) during the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) and on that basis will present fairly, in all material respects, the financial position and the results of operations, and cash flows of the Company or CDI, as applicable, as of the dates of and for the periods referred to therein.

(f)     Each Party shall bear its own fees and expenses in connection with preparation of the Proxy, solicitation of proxies and the Company Shareholder Meeting. If required, the Company shall retain, and be responsible for the fees and expenses of a proxy solicitor, to be retained in connection with the solicitation of proxies for the  Company Shareholder Meeting. The Company shall also be responsible for all filing fees and printing, mailing and other costs incurred in connection with preparation and filing of the Proxy with the SEC and the solicitation of proxies for the Company Meeting.

4.3. Company Stockholder Meeting.   The Company shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of the Company Common Stock to consider and vote to approve the Reorganization and the transactions contemplated by the Transfer Agreement, (collectively, the “Company Stockholder Matters” and such meeting, the “Company Stockholder Meeting”). The Company Stockholder Meeting shall be held as promptly as practicable after the date that the definitive Proxy Statement is filed with the SEC, and in any event no later than forty-five (45) days after such date. the Company shall take reasonable measures to ensure that all proxies solicited in connection with the  Company Stockholder Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Company Stockholder Meeting, or a date preceding the date on which the  Company Stockholder Meeting is scheduled, the Company reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Company Stockholder Vote, whether or not a quorum would be present or (ii) it will not have sufficient shares of Company Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholder Meeting.

4.4 Actions of CDI. Prior to the Closing, CDI shall cause and demonstrate to the Company the following actions have been taken by the written consent of the CDI Shareholders:

(a) the approval of this Agreement and the transactions contemplated hereby; and

(b) such other actions as the Company may determine are necessary or appropriate.

4.5. Access to Properties and Records. The Company and CDI will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of the Company or CDI in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or CDI as the other shall from time to time reasonably request.

4.6. Delivery of Books and Records. At the Closing, CDI shall deliver to the Company, CDI’s minute books, books of account, contracts, records, and all other books or documents.

4.7. Actions Prior to Closing by Both Parties.

(a) From and after the date of this Agreement until the Closing Date and except as permitted or contemplated by this Agreement, the Company, CDI and Acquisition will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) Except as set forth herein, from and after the date of this Agreement until the Closing Date, none of the Company, CDI, or Acquisition will: (i) make any change in their organizational documents, charter documents or Bylaws; (ii) take any action described in Section 2.6 in the case of CDI, or in Section 3.6 in the case of the Company or Acquisition (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

4.8. Indemnification.

(a) Indemnification by CDI. CDI hereby agrees to defend and indemnify the Company and Acquisition and each of the officers, agents and directors of the Company and Acquisition as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this Section 4.8(a) shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(b).

(b) Indemnification by the Company. The Company hereby agrees to defend and indemnify CDI and each of the officers or agents of CDI as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article III. The indemnification provided for in this Section 4.8(b) shall survive the Closing and consummation of the transactions contemplated hereby and shall survive the termination of this Agreement pursuant to Section 7.1(c). In addition, for the sake of clarity, the representations listed in Section 3.12, including Section 3.12(h), shall survive the Closing, and the Company shall be liable for, and shall pay, any and all damages, costs, expenses, legal fees, accounting fees, or other liabilities that occur based on a breach of the representation made in Section 3.12(h), including the filing of any “super” Form 8-K to provide Form 10 Information.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE COMPANY AND ACQUISITION

The obligations of the Company and Acquisition under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1. Accuracy of Representations; Performance. The representations and warranties made by CDI in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and CDI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CDI prior to or at the Closing. The Company may request to be furnished with a certificate, signed by a duly authorized officer of CDI and dated the Closing Date, to the foregoing effect.

5.2. Officer’s Certificates. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of CDI to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of CDI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in a disclosure schedule, by or against CDI which might result in any material adverse change in any of the assets, properties, business, or operations of CDI.

5.3. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of CDI, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CDI.

5.4. Stockholders Approval. The Company should have obtained the affirmative vote of a majority of the votes of the I-On Shareholders cost at the I-On Shareholders Meeting.

5.5 Other Items.

(a) The Company shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

(b) The Company shall have conducted a complete and satisfactory due diligence review of CDI, as determined in the Company’s sole and absolute discretion.

(c) The transactions contemplated by this Agreement shall have been approved by the CDI Directors and the CDI Shareholders.

(d) Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from CDI’s lenders, creditors, vendors and lessors, as applicable.

(e) CDI shall have prepared and shall have delivered to the Company audited financial statements since inception through December 31, 2020 which shall have been prepared in conformity with generally accepted accounting principles consistently applied and shall be the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company.  In addition, and on the Closing, CDI shall have prepared unaudited financial statements and notes thereto for the fiscal quarter closing within 60 days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which shall have been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and have been reviewed by CDI’s independent certified public accountants.

(f)  Approval of the transactions contemplated by this Agreement by the Company Board and a majority of the holders of I-On Common Stock.

(g)  The Company shall have received executed copies of the Jae Purchase Agreement from the applicable CDI Stockholders, to be released from escrow simultaneously with the execution of this Agreement.

5.5. Delivery of Financial Statements. CDI shall have delivered the CDI Financial Statements required in Section 2.3(d); unless waived by the Company, but which shall be delivered not more than sixty (60) days following the Closing.

5.6. Good Standing. The Company shall have received certificates of good standing from the State of [Delaware], dated as of a date within five (5) days prior to the Closing Date certifying that CDI is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF CDI

The obligations of CDI under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1. Accuracy of Representations; Performance. The representations and warranties made by the Company and Acquisition in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Company and Acquisition shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and Acquisition prior to or at the Closing. CDI shall have been furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, to the foregoing effect.

6.2. Officer’s Certificate. CDI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of the Company to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.3. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of the Company.

6.4. Good Standing. CDI shall have received certificates of good standing from the Secretary of State of Delaware, or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that the Company and Acquisition, respectively, are in good standing as corporation in the states of Delaware and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.5. Other Items.

(a) CDI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as CDI may reasonably request.

(b) CDI shall have conducted a complete and satisfactory due diligence review of the Company, as determined in the sole and absolute discretion of CDI.

(c) The transactions contemplated by this Agreement shall have been approved by the  I-On Shareholders at the I-On Shareholders Meeting and the Board of Directors of the Company and Acquisition.

(d) Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from the Company’s lenders, creditors, vendors and lessors, as applicable.

(e) There shall have been no material adverse changes in the Company or Acquisition, financial or otherwise.

(f)  The Parties shall have prepared and agreed upon the content of Form 8-K to be filed pursuant to Section 4.1 hereof.

(h)  CDI shall have received an executed copy of the Jae Purchase Agreement from Jae, to be released from escrow simultaneously with the execution of this Agreement.

(i)  The Company shall have completed a reverse stock split of between 1 and 10-to-15and shall have mailed a a Proxy Statement to its shareholders with respect thereto as set forth in Section 4.2 hereof.

(j) The Company shall have submitted an application to the Financial Industry Regulatory Authority (“FINRA”) to change its ticker symbol to one that is mutually agreed upon by the Company and CDI and obtain any requisite consent from FINRA with respect to the Merger and the Reorganization.

ARTICLE VII
TERMINATION

7.1. Termination.

(a) This Agreement may be terminated by either the CDI Directors or the Company Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger; (iii) there shall have been any change after the date of the latest balance sheets of CDI or the Company, respectively, in the assets, properties, business, or financial condition of CDI or the Company, which could have a materially adverse affect on the value of the business of CDI or the Company, respectively, as the case may be, dated as of the date of execution of this Agreement; or (iv) the Closing Date shall not have occurred by [May 31, 2021], or such other date as Company and CDI may agree upon in writing. In the event of termination pursuant to this Section 7.1(a), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

(b) This Agreement may be terminated at any time prior to the Closing by action of the Company or Acquisition if CDI fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CDI contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for three (3) days after notice of such failure is provided to CDI. If this Agreement is terminated pursuant to this Section 7.1(b), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

(c) This Agreement may be terminated at any time prior to the Closing by action of the CDI Directors if the Company or Acquisition fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company or Acquisition contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for three (3) days after notice of such failure is provided to the Company. If this Agreement is terminated pursuant to this Section 7.1(c), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

ARTICLE VIII
MISCELLANEOUS

8.1. Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Delaware. Any dispute arising under or in any way related to this Agreement will be determined exclusively in the Federal or State Courts, for the County of New York, State of New York.

8.2. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3. Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.4. Confidentiality. The Company, on the one hand, and CDI, on the other hand, will keep confidential all information and materials regarding the other party designated by such party as confidential. The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. The Company and CDI agree that no public disclosure will be made by either party of the existence of the transactions contemplated by this Agreement or any of its terms without first advising the other party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

8.5. Expenses. Except as otherwise set forth herein or in the Letter of Intent executed between the Parties of February 10, 2021, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement.

8.6. Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

8.7. Third Party Beneficiaries. This contract is solely between the Company, Acquisition and CDI and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.8. Entire Agreement. This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.9. Survival. The representations and warranties of the respective parties shall survive the Closing and the consummation of the transactions contemplated hereby.

8.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.11. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.12. Press Releases and Announcements. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

(Signature page to follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above-written.

I-ON DIGITAL CORP.

By:	/s/ Jae Cheol Oh
Name: Jae Cheol Oh
Title: Chief Executive Officer

CDI ACQUISITION CORP.

By:	/s/ Jae Cheol Oh
Name: Jae Cheol Oh
Title: President

CARDIO DIAGNOSTICS, INC.

By:
Name:
Title:

Exhibit A

Certificate of Merger

(See attached)

Exhibit B

Share Transfer Agreement

(See attached)

Exhibit C

Stock Purchase Agreement

(See attached)

Exhibit D

Certificate of Incorporation

(See attached)

Exhibit E

Bylaws

(See attached)

Exhibit F

Officers of Surviving Corporation

Exhibit G

Company Officers

Exhibit H

CDI Acquisition Certificate of Incorporation

Exhibit I

CDI Acquisition Bylaws